UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32891 (Commission File Number)	20-3552316 (IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)		27105 (Zip Code)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Hanesbrands Inc. (“Hanesbrands”) determined to increase the total compensation opportunity of Gerald W. Evans, Jr., Hanesbrands’ Executive Vice President, Chief Supply Chain Officer, by increasing his base salary from $425,000 to $600,000. Mr. Evans’ annual bonus opportunity pursuant to the Hanesbrands Inc. Performance Based Annual Incentive Plan, will continue to be 0%, 100% and 150% of base salary at the threshold, target and maximum levels of performance by Hanesbrands relative to the targets set by the Committee, respectively. Mr. Evans’ annual equity grant will continue to have a value of 200% of his base salary at the time of award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2008	HANESBRANDS INC.
	By:	/s/ Joia M. Johnson
Joia M. Johnson
Executive Vice President, General Counsel and Corporate Secretary